Exhibit 99.1
Fidelity National Financial, Inc. Reports First Quarter 2007 EPS of $0.37
Jacksonville, Fla. — (April 25, 2007) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, specialty insurance and claims management services, today reported operating results for the three-month period ended March 31, 2007.

			Pro Forma
	1st Quarter 2007	1st Quarter 2006*	1st Quarter 2006**
Total revenue	$1.37 billion	$2.35 billion	$1.51 billion
Pre-tax margin	9.3%	9.3%	10.3%
Net earnings	$83.4 million	$106.4 million	$98.8 million
Net earnings per diluted share	$0.37	$0.61	$0.45
Cash flow from operations	$85.1 million	$8.0 million	N/A
Return on average equity	9.6%	11.3%	N/A
* The 1st quarter 2006 figures include the results of Fidelity National Information Services, Inc. (“FIS”), which was a majority-owned subsidiary of FNF during the 1st quarter of 2006.
** A complete pro forma summary of earnings excluding FIS and the minority interest expense related to Fidelity National Title Group, Inc. (“FNT”) for the 1st quarter 2006 is included later in this press release.
     The following are summary financial and operational results for the current operating segments of FNF for the three-month periods ended March 31, 2007 and 2006:
     Fidelity National Title Group (“FNT”)

	1st Quarter 2007	1st Quarter 2006
Total revenue	$1.25 billion	$1.39 billion
Pre-tax earnings	$114.8 million	$132.5 million
Pre-tax margin	9.2%	9.5%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
January 2007	212,900	128,700	60%
February 2007	202,000	120,300	60%
March 2007	237,500	141,400	60%
First Quarter 2007	652,400	390,400	60%

Month	Direct Orders Opened	Direct Orders Closed	Closing %
January 2006	215,000	134,200	62%
February 2006	213,200	133,500	63%
March 2006	255,600	168,600	66%
First Quarter 2006	683,800	436,300	64%

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In thousands)	Fee Per File
1st Quarter 2007	15,020	7,213	$74,504	$10,329
1st Quarter 2006	14,345	8,147	$65,339	$8,020
- The preceding table only includes commercial activity from FNF’s commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.
     Specialty Insurance

	1st Quarter 2007	1st Quarter 2006
Total revenue	$99.0 million	$110.4 million
Pre-tax earnings	$25.4 million***	$32.5 million
Pre-tax margin	25.7%	29.4%
*** The 1st quarter 2007 Specialty Insurance results include a $12.2 million benefit from an adjustment related to the deferral and amortization of certain costs over the life of a policy, consistent with the recognition of the premiums. The adjustment represents costs that should have been deferred as of March 31, 2007 on policies issued over the prior twelve months. Excluding this adjustment, diluted net earnings per share were $0.34 for the first quarter of 2007.
     “The first quarter of 2007 was a period where we were primarily focused on managing our existing businesses as efficiently and profitably as possible,” said Chairman and Chief Executive Officer William P. Foley, II. “The first quarter is normally the most difficult in the title business. Even with this seasonal lull, we were able to generate a 9.2% pre-tax margin in the title business by remaining focused on employee counts and efficiency metrics. This was nearly equal to the title pre-tax margin in the first quarter of 2006, despite a 10.5% decline in title segment revenue from the prior year. Additionally, all three specialty insurance businesses had successful quarters on a number of fronts. Flood insurance continues to provide a steady, recurring stream of revenue and earnings. Personal lines revenue grew by 12% with a 68% loss ratio, down from 85% in the fourth quarter of 2006, while home warranty continued to generate its consistent pre-tax margin of approximately 20%. Finally, Sedgwick, our 40% owned subsidiary, continues to grow profitably, generating $160 million in revenue and a 15% EBITDA margin during the first quarter.”
     Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, specialty insurance and claims management services. FNF is one of the nation’s largest title insurance companies through its title insurance underwriters — Fidelity National Title, Chicago Title, Ticor Title, Security Union Title and Alamo Title — that issue approximately 29 percent of all title insurance policies in the United States. FNF also provides flood insurance, personal lines insurance and home warranty insurance through its specialty insurance business. FNF also is a leading provider of outsourced claims management services to large corporate and public sector entities through its minority-owned subsidiary, Sedgwick CMS. More information about FNF can be found at www.fnf.com.
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on operating subsidiaries as a source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.
SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In thousands, except per share amounts and order information)

	Three months ended
	March 31,
	2007	2006
	(Unaudited)
Direct title premiums	$418,597	$468,922
Agency title premiums	542,146	606,054

Total title premiums	960,743	1,074,976
Escrow and other title-related fees	244,806	253,527

Total title and escrow	1,205,549	1,328,503

Transaction processing services	—	843,199
Specialty insurance	94,998	106,743
Interest and investment income	49,959	51,363
Realized gains and losses	6,382	11,930
Other	12,174	12,761

Total revenue	1,369,062	2,354,499

Personnel costs	435,260	877,931
Other operating expenses	234,441	493,344
Agent commissions	420,157	469,707
Depreciation and amortization	29,354	124,631
Claim loss expense	110,986	114,492
Interest expense	11,977	54,645

Total expenses	1,242,175	2,134,750

Earnings before income taxes	126,887	219,749
Income tax expense	45,045	81,747
Minority interest	(1,557)	31,631

Net earnings	$83,399	$106,371

Net earnings per share — basic	$0.38	$0.61

Net earnings per share — diluted	$0.37	$0.61

Weighted average shares — basic	219,014	173,473

Weighted average shares — diluted	222,912	173,654

Direct operations orders opened	652,400	831,400
Direct operations orders closed	390,400	526,700
Fee per file	$1,557	$1,337

FIDELITY NATIONAL FINANCIAL, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three Months Ended			Specialty	Corporate
March 31, 2007	Consolidated	FNT	Insurance	and Other
Gross operating revenue	$1,312,721	$1,200,916	$94,998	16,807

Interest and investment income	49,959	42,009	4,003	3,947
Realized gains and losses	6,382	3,161	(31)	3,252

Total revenue	1,369,062	1,246,086	98,970	24,006

Personnel costs	435,260	410,573	11,599	13,088
Other operating expenses	234,441	198,408	21,052	14,981
Agent commissions	420,157	420,051	—	106
Depreciation and amortization	29,354	26,917	1,558	879
Claim loss expense	110,986	72,056	38,930	—
Interest expense	11,977	3,309	405	8,263

Total expenses	1,242,175	1,131,314	73,544	37,317

Pretax earnings	126,887	114,772	25,426	(13,311)

Pretax margin	9.3%	9.2%	25.7%	—

Open orders	652,400	652,400	—	—
Closed orders	390,400	390,400	—	—

Three Months Ended					Specialty	Corporate
March 31, 2006	Consolidated	Eliminations	FNT	FIS	Insurance	and Other
Gross operating revenue	$2,291,206	($57,736)	$1,340,746	$900,935	$106,743	$518

Interest and investment income	51,363	—	38,617	1,709	3,656	7,381
Realized gains and losses	11,930	—	12,629	1,023	(4)	(1,718)

Total revenue	2,354,499	(57,736)	1,391,992	903,667	110,395	6,181
Personnel costs	877,931	(5,235)	452,435	413,220	11,315	6,196
Other operating expenses	493,344	(33,886)	209,621	286,064	31,027	518
Agent commissions	469,707	(18,615)	488,368	—	—	(46)
Depreciation and amortization	124,631	—	26,237	96,795	1,470	129
Claim loss expense	114,492	—	80,721	65	33,869	(163)
Interest expense	54,645	—	2,082	43,268	256	9,039

Total expenses	2,134,750	(57,736)	1,259,464	839,412	77,937	15,673

Pretax earnings	219,749	—	132,528	64,255	32,458	(9,492)

Pretax margin	9.3%	—	9.5%	7.1%	29.4%	—

Open orders	831,400	—	683,800	147,600	—	—
Closed orders	526,700	—	436,300	90,400	—	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In thousands, except per share amounts)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Cash and investment portfolio	$4,489,527	$4,798,195
Goodwill	1,201,832	1,154,298
Title Plant	328,494	324,155
Total assets	7,015,576	7,259,559
Notes payable	502,132	491,167
Reserve for claim losses	1,237,496	1,220,636
Secured trust deposits	756,264	905,461
Total stockholders’ equity	3,493,773	3,474,368
Book value per share	15.77	15.75

FIDELITY NATIONAL FINANCIAL, INC.
UNAUDITED PRO FORMA SUMMARY OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(In thousands except per share amounts)

			FNF Capital
			pro forma	Other Pro
	Historical	FIS pro forma	adjustments	Forma		FNF
	FNF	adjustments(1)	(2)	Adjustments	Notes	Pro Forma

Total title and escrow	$1,328,503	($18,615)	—	$18,615	(3)	$1,328,503
Transaction processing	843,199	(882,320)	—	39,121	(3)	—
Specialty insurance	106,743	—	—	—		106,743
Interest and investments income	51,363	(1,709)	(19)	—		49,635
Realized gains and losses	11,930	(1,023)	—	—		10,907
Other income	12,761	—	(2,263)	—		10,498

Total revenue	$2,354,499	($903,667)	(2,282)	$57,736		$1,506,286

Personnel costs	877,931	(413,220)	(870)	5,235	(4)	469,076
Other operating expenses	493,344	(286,064)	(163)	33,886	(4)	241,003
Agent commissions	469,707	—	—	18,615	(5)	488,322
Depreciation and amortization	124,631	(96,795)	(7)	—		27,829
Provision for claim losses	114,492	(65)	—	—		114,427
Interest expense	54,645	(43,268)	(843)	159	(6)	10,693

Total expenses	2,134,750	(839,412)	(1,883)	57,895		1,351,350

Earnings before income taxes	219,749	(64,255)	(399)	(159)		154,936
Income tax expense	81,747	(24,586)	(172)	(1,987)		55,002
Minority interest	31,631	(311)	—	(30,214)	(7)	1,106

Net income	$106,371	($39,358)	(227)	$32,042		$98,828

Net income per share-basic						$0.45

Pro forma weighted average shares-basic						219,000	(8)

Net income per share-diluted						$0.45

Pro forma weighted average shares-diluted						222,000	(8)

FIDELITY NATIONAL FINANCIAL, INC.
NOTES TO UNAUDITED PRO FORMA SUMMARY OF EARNINGS
Notes to Unaudited Pro Forma Summary of Earnings for the Three-Month Period Ended March 31, 2006
     This pro forma summary of earnings includes the historical statements of continuing operations of FNF and removes the results of operations of FIS and FNF minority interest expense relating to FIS and FNT as though the reorganization transaction had occurred on January 1, 2006.
(1)	This column represents the historical results of operations of FIS as included in FNF’s consolidated results of operations for the period presented.

(2)	This column represents the historical results of operations of FNF Capital as included in FNF’s consolidated results of operations for the period presented.

(3)	This represents the intercompany revenues relating to various agreements recorded on FIS’ income statement that had already been eliminated from the consolidated results of operations of FNF. These revenues amounted to $57.7 million for the three-month period ended March 31, 2006.

(4)	This represents the intercompany expenses related to various agreements that were eliminated in the consolidated results of operations of FNF, but are third-party expenses subsequent to the reorganization transaction. These expenses amounted to $39.1 million for the three-month period ended March 31, 2006.

(5)	This represents the additional agent commissions paid by FNF to FIS that were previously eliminated in the consolidated results of FNF, but are a third-party expense subsequent to the reorganization transaction. These commissions amounted to $18.6 million for the three-month period ended March 31, 2006.

(6)	This represents intercompany interest expense that is a third-party expense subsequent to the reorganization transaction. These expenses amounted to $0.2 million for the three-month period ended March 31, 2006.

(7)	This represents the elimination of the minority interest expense recorded by FNF relating to its earnings in FIS and FNT. Minority interest expense relating to FIS was $16.4 million for the three-month period ended March 31, 2006. Minority interest relating to FNT was $13.8 million for the three-month period ended March 31, 2006.

(8)	Amounts presented approximate the actual number of basic and diluted weighted average shares outstanding subsequent to the reorganization transaction.
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